UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 6, 2019

Aramark

(Exact name of registrant as specified in its charter)

Delaware	001-36223	20-8236097
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2400 Market Street Philadelphia, Pennsylvania		19103
(Address of Principal Executive Offices)		(Zip Code)

(Registrant’s Telephone Number, Including Area Code): (215) 238-3000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
Common Stock, par value $0.01 per share	ARMK	New York Stock Exchange

Item 1.01.	Entry into a Material Definitive Agreement.

On October 6, 2019, Aramark (the “Company”) entered into a Stewardship Framework Agreement (the “Agreement”) with MR BridgeStone Advisor LLC (“Mantle Ridge”), on behalf of itself and its affiliated funds (such funds, together with Mantle Ridge, collectively, the “Mantle Ridge Group”), which has a combined beneficial ownership interest in approximately 9.8% of the Company’s outstanding shares of common stock, par value $0.01 per share (the “Common Stock”). The following is a summary of the material terms of the Agreement. The summary does not purport to be complete and is qualified in its entirety by reference to the Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Pursuant to the Agreement, (i) Mr. John J. Zillmer was appointed as Chief Executive Officer of the Company, (ii) the Company agreed to dissolve the Office of the Chairman of the Company and (iii) the Company agreed to terminate the services of any search firm retained to identify a new Chief Executive Officer of the Company, in each case effective as of the date of the Agreement.

Pursuant to the Agreement, (i) each of Mr. Pierre-Olivier Beckers-Vieujant, Ms. Lisa Bisaccia, Ms. Patricia B. Morrison and Mr. John A. Quelch (the “Resigning Directors”) resigned from the Board of Directors of the Company (the “Board”), effective as of the date and time the Agreement was fully executed and delivered (the “Agreement Effective Time”), (ii) the size of the Board was increased to 10 directors, effective immediately, (iii) the Company appointed each of Mr. Zillmer, Mr. Paul C. Hilal, Ms. Susan Cameron, Ms. Karen King and Mr. Art Winkleblack to the Board, and Mr. Hilal as Vice Chairman of the Board, in each case effective as of the Agreement Effective Time, and (iv) the Company agreed to subsequently nominate each of such individuals, as well as Mr. Greg Creed (collectively, the “New Directors”) on the Board’s slate of directors for election at the 2020 annual meeting of stockholders of the Company (the “Annual Meeting”).

Pursuant to the Agreement, if Mr. Hilal ceases to serve on the Board during the term of the Agreement, the Mantle Ridge Group will have the right to designate another individual to be appointed to the Board.

The Agreement also provides for the amendment of the Amended and Restated By-laws of the Company (the “Bylaws”) to reflect the addition of the role of Vice Chairman of the Board and to limit the size of the Board at eleven directors until the end of the Company’s fiscal year ending September 30, 2022. In addition, the Company is required to put forth a proposal for stockholders to approve at the Annual Meeting to amend the Amended and Restated Certificate of Incorporation of the Company to permit holders of at least 15% of the outstanding shares of Common Stock to call special meetings of the Company’s stockholders.

With respect to the Annual Meeting, the Mantle Ridge Group agreed to, among other things, cause all shares of Common Stock owned by it and its affiliates and which it has the right to direct the vote to (i) be present for quorum purposes, (ii) be voted in favor of each of the Company’s director nominees and against the removal of any such nominee and (iii) approve an increase in the equity issuable under the Company’s benefit plans to the extent approved by the Board after the date of the Agreement.

The Agreement further provides that, except for certain restrictions set forth in the Company’s insider trading policy, none of the restrictions in the Company’s policies applicable to Mr. Hilal or a Successor Director as a director shall be deemed to apply to the Mantle Ridge Group’s transactions in the Company’s securities. The obligations under the Agreement will terminate upon the Mantle Ridge Group ceasing to have an economic ownership position of at least 2.0% of the outstanding Common Stock, subject to certain specified obligations that will terminate at a later date.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The disclosure in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Appointment of Chief Executive Officer

On October 6, 2019, Mr. Zillmer, age 64, was appointed as Chief Executive Officer and as a director of the Company, effective as of the Agreement Effective Time. Mr. Zillmer is the former Executive Chairman, President and Chief Executive Officer of Univar Inc., a global chemical distributor and Fortune 500 company, where he also served as a director from 2009 to 2012. Prior to joining Univar, Mr. Zillmer served as Chairman and Chief Executive Officer of Allied Waste Industries, Inc., a solid waste management business, from 2005 until the merger of Allied Waste with Republic Services, Inc. in December 2008, where he led an operational transformation which has become an industry benchmark. Before Allied Waste, Mr. Zillmer spent 30 years in the managed food and services hospitality industry, an eighteen-year career at the Company, in roles of increasing responsibility, most recently as Executive Vice President and President, Food and Support Services. During his time with the Company, Mr. Zillmer also served as President of the Company’s Business Services division, the International division and the Food and Support Services group. Prior to joining the Company, Mr. Zillmer was employed by Szabo Food Services until Szabo was acquired by the Company in 1986. Mr. Zillmer currently serves on the board of directors of CSX Corporation (where he serves as Chairman), Ecolab Inc., Performance Food Group Co. and Veritiv Corp. Mr. Zillmer also serves on the North American advisory board of CVC Capital Partners. Mr. Zillmer has also previously served as a director of Reynolds American, Inc. from 2007 until its acquisition by British American Tobacco in 2017, and as a director of Liberty Capital Partners, a private equity and venture capital firm specializing in start-ups, early stage, growth equity, buyouts and acquisitions. Mr. Zillmer received an MBA degree from the J.L. Kellogg School of Management at Northwestern University. Mr. Zillmer was a party to a consulting agreement with Mantle Ridge that terminated when Mr. Zillmer was appointed to serve as the Chief Executive Officer of the Company (the “Consulting Agreement”). There are no arrangements or understandings between Mr. Zillmer and any other persons, other than the Consulting Agreement and the Agreement, pursuant to which he was appointed to the office described above and no family relationships among any of the Company’s directors or executive officers and Mr. Zillmer. Mr. Zillmer does not have any direct or indirect interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Employment Agreement with the Chief Executive Officer

On October 6, 2019, in connection with his appointment as Chief Executive Officer of the Company, Mr. Zillmer entered into an offer letter agreement and an agreement relating to employment and post-employment competition (together, the “Employment Agreement”) with the Company. Pursuant to the Employment Agreement, Mr. Zillmer’s initial annual base salary will be $1,300,000 and his target bonus will be 175% of his base salary, with his actual bonus to be determined under the Company’s applicable bonus plan. Pursuant to the Employment Agreement, Mr. Zillmer will be entitled to four weeks’ paid vacation and will be eligible to participate in certain Company health and welfare plans and programs as well as the Company’s Savings Incentive Retirement Plan and Deferred Compensation Plan. In addition, Mr. Zillmer will be entitled to Company-provided financial planning services, a monthly car allowance and Company-provided parking on the same terms as other Company senior executives and to the use of the Company airplane to the extent maintained by the Company and otherwise first class airfare for business travel. The Company has also agreed to reimburse Mr. Zillmer or otherwise pay his legal fees and costs incurred in negotiating the Employment Agreement, in an amount not to exceed $35,000.

The Company will also recommend to the Compensation and Human Resources Committee of the Board (the “Compensation Committee”) that Mr. Zillmer be granted the following annual equity awards in respect of the Company’s fiscal year 2020 annual long-term incentive compensation program, anticipated to be granted in November 2019 (the “2020 LTI Awards”), having the following grant date fair values: (i) $2,850,000 in non-qualified stock options that vest in equal annual installments over 4 years, (ii) $1,900,000 in time-based restricted stock units that vest in equal annual installments over 4 years, and (iii) $4,750,000 in performance stock units that cliff vest at the end of a three-year performance period subject to the achievement of specified performance targets to be determined by the Compensation Committee (“PSUs”). These 2020 LTI Awards will be granted pursuant to the forms of grant agreements previously approved by the Compensation Committee in connection with the Company’s annual long-term incentive compensation program under the Company’s Amended and Restated 2013 Stock Incentive Plan (the “Stock Plan”) and will be consistent in all material respects with the terms and conditions of the Stock Plan, except that Mr. Zillmer will be deemed to satisfy the retirement eligibility criteria set forth in the Stock Plan subject to his providing the Company with 6 rather than 12 months’ written notice of his retirement, subject to Mr. Zillmer’s attaining 5 years of service with the Company following the date of

Mr. Zillmer’s commencement of employment with the Company. The Company has also agreed to recommend to the Compensation Committee in future fiscal years that Mr. Zillmer be granted annual equity awards pursuant to the Company’s long-term incentive compensation program having a total grant date fair value of not less than $9,500,000.

Under the Employment Agreement, upon a termination without “Cause” by the Company or for “Good Reason” that occurs (a) other than within two years after a “Change of Control” (each as such term is defined in the Employment Agreement), Mr. Zillmer would be entitled to base salary continuation and continued participation in the Company’s basic medical and life insurance programs, in each case for two years after such termination or (b) within the two-year period after a Change of Control or, in the case of a termination at the request of a third party involved in a Change in Control or otherwise in connection with or in anticipation of a Change in Control, prior to such change in Control, (i) a lump sum payment equal to the sum of (x) 2.5 times his base salary (in effect on the date of the Change of Control or on the date of termination, whichever is higher), (y) 2.5 times his target bonus (in effect on the date of the Change of Control or on the date of termination, whichever is higher), and (z) a pro-rata portion of his target annual bonus for the year of termination; and (ii) continued participation in the Company’s medical and life insurance programs, in each case for 30 months after such termination. In all instances, Mr. Zillmer’s equity awards will be treated in accordance with the terms of the applicable plans and agreements. Finally, the Employment Agreement provides for perpetual non-disclosure and non-disparagement covenants and 2.5-year post-employment noncompetition, nonsolicitation and non-hire covenants, which apply for 2 years if Mr. Zillmer’s employment is terminated without Cause by the Company or for Good Reason by Mr. Zillmer other than within the two years following a Change in Control.

The foregoing is a summary of the material terms of the Employment Agreement. The summary does not purport to be complete and is qualified in its entirety by reference to Mr. Zillmer’s offer letter agreement and agreement relating to employment and post-employment competition, which are filed as Exhibits 10.2 and 10.3, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Resignation of Certain Directors

On October 6, 2019, each of Mr. Pierre-Olivier Beckers-Vieujant, Ms. Lisa Bisaccia, Ms. Patricia B. Morrison and Mr. John A. Quelch resigned from their position as a director of the Company, effective as of the Agreement Effective Time. There are no disagreements between each of Mr. Beckers-Vieujant, Ms. Bisaccia, Ms. Morrison and Mr. Quelch and the Company relating to matters concerning the Company’s operations, policies or practices.

At the time of their resignation, (i) Mr. Beckers-Vieujant was a member of the Audit and Corporate Practices Committee (the “Audit Committee”) and the Nominating and Corporate Governance Committee (the “Nominating Committee”) of the Board, (ii) Ms. Bisaccia was a member of the Compensation Committee and the Nominating Committee, (iii) Ms. Morrison was a member of the Audit Committee and the Finance Committee of the Board (the “Finance Committee”), and (iv) Mr. Quelch was a member of the Audit Committee and the Finance Committee.

Appointment of Certain Directors

On October 6, 2019, Mr. Hilal, age 53, was appointed as Vice Chairman of the Board, effective as of the Agreement Effective Time. In addition, Mr. Hilal was appointed as a member of the Compensation and Human Resources Committee and as a member of the Nominating and Corporate Governance Committee of the Board. Mr. Hilal is the Founder and Chief Executive Officer of Mantle Ridge, and oversees each of its related entities. Prior to founding Mantle Ridge, Mr. Hilal was a partner and senior investment professional at Pershing Square Capital Management where he worked from 2006 to 2016. From 2012 to 2016, Mr. Hilal served as a director of Canadian Pacific Railway Limited, where he was Chair of the Management Resources and Compensation Committee and a member of the Finance Committee. Mr. Hilal currently serves on the board of CSX Corporation, where he is a member of the Executive Committee and the Finance Committee. Mr. Hilal also currently serves on the Board of Overseers of Columbia Business School and served until 2016 on the board of the Grameen Foundation—an umbrella organization that helps micro-lending and micro-franchise institutions empower the world’s poorest through financial inclusion and entrepreneurship. Mr. Hilal graduated from Harvard College and received his JD from

Columbia Law School and his MBA from Columbia Business School. There are no arrangements or understandings between Mr. Hilal and any other persons, other than the Agreement, pursuant to which he was appointed to the office described above and no family relationships among any of the Company’s directors or executive officers and Mr. Hilal. Mr. Hilal does not have any direct or indirect interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

On October 6, 2019, Ms. Cameron, age 60, was appointed as a director of the Company, effective as of the Agreement Effective Time. In addition, Ms. Cameron was appointed as chair of the Compensation and Human Resources Committee and as a member of the Nominating and Corporate Governance Committee of the Board. Ms. Cameron is the Retired Chairman and Chief Executive Officer of Reynolds American Inc., a publicly-traded tobacco company, where she served as its Non-Executive Chairman from May 2017 to July 2017, its Executive Chairman from January 2017 to May 2017, and its President and Chief Executive Officer and member of the board of directors from 2014 to December 2016 and 2004 to 2011. Prior to joining Reynolds American Inc., Ms. Cameron held various marketing, management and executive positions at Brown & Williamson Tobacco Corporation, a U.S. tobacco company. Ms. Cameron also serves on the boards of nVent Electric plc since 2018 and Tupperware Brands Corporation since 2011. Ms. Cameron has also previously served as a director of Reynolds American Inc., and R.R. Donnelley & Sons Company. Ms. Cameron received her B.A. from the University of Florida and her MBA from Bellarmine University. There are no arrangements or understandings between Ms. Cameron and any other persons, other than the Agreement and the Engagement Agreement (as defined below), pursuant to which she was appointed to the office described above and no family relationships among any of the Company’s directors or executive officers and Ms. Cameron. Ms. Cameron does not have any direct or indirect interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

On October 6, 2019, Ms. King, age 63, was appointed as a director of the Company, effective as of the Agreement Effective Time. In addition, Ms. King was appointed as a member of the Audit and Corporate Practices Committee and the Finance Committee of the Board. Ms. King spent over four decades at McDonald’s Corp, most recently serving as the Executive Vice President, Chief Field Officer from 2015 to 2016. Ms. King held various management and executive positions at McDonald’s Corp. since 1994, including having served as its Chief People Officer, President, East Division, Vice-President, Strategy and Business Development and General Manager and Vice President, Florida Region, among others. Ms. King has substantial expertise in field operations and talent development, having worked her way up from a member of the McDonald’s crew to a top executive of the McDonald’s US business, with responsibility for more than 14,000 restaurants. King previously served as a trustee of the Ronald McDonald House of Durham, and previously served on the boards of the National Restaurant Association, the Bennett College for Women, and the Ronald McDonald House of South Florida. There are no arrangements or understandings between Ms. King and any other persons, other than the Agreement and the Engagement Agreement, pursuant to which she was appointed to the office described above and no family relationships among any of the Company’s directors or executive officers and Ms. King. Ms. King does not have any direct or indirect interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

On October 6, 2019, Mr. Winkleblack, age 62, was appointed as a director of the Company, effective as of the Agreement Effective Time. In addition, Mr. Winkleblack was appointed as a member of the Audit and Corporate Practices Committee and as chair of the Nominating and Corporate Governance Committee of the Board. Mr. Winkleblack previously provided financial, strategic planning and capital markets consulting services for Ritchie Bros. Auctioneers, a global leader in asset management and disposition and the world’s largest industrial auctioneer, where he has served as Senior Advisor to the CEO since June 2014. In June 2013, he retired from H. J. Heinz Company, a global packaged food manufacturer, where he had been employed as Executive Vice President and Chief Financial Officer since 2002. From 1999 to 2001, Mr. Winkleblack worked at Indigo Capital as Acting Chief Operating Officer of Perform.com and Chief Executive Officer of Freeride.com. Prior to that, he served as Executive Vice President and Chief Financial Officer of C. Dean Metropoulos Group from 1998 to 1999, as Vice President and Chief Financial Officer of Six Flags Entertainment Corporation from 1996 to 1998 and as Vice President and Chief Financial Officer of Commercial Avionics Systems, a division of AlliedSignal, Inc., from 1994 to 1996. Previously, he held various finance, strategy and business planning roles at PepsiCo, Inc. from 1982 to 1994. Mr. Winkleblack has served as a director of The Wendy’s Company since May 2016, Church & Dwight Co., Inc. since January 2008 and Performance Food Group Company since March 2015. He previously served as a director of RTI International Metals, Inc. from December 2013 until the company was acquired by Alcoa Corporation in July 2015. Mr. Winkleblack graduated from University of California, Los Angeles and received his MBA from the Wharton School of the University of Pennsylvania. There are no arrangements or understandings between Mr. Winkleblack and any other persons, other than the Agreement and the Engagement Agreement, pursuant to which he was appointed to the office described above and no family relationships among any of the Company’s directors or executive officers and Mr. Winkleblack. Mr. Winkleblack does not have any direct or indirect interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In connection with the Agreement, the Company agreed to include Mr. Creed, age 62, as a nominee on the Board’s slate of directors for the Annual Meeting. Mr. Creed has been Chief Executive Officer of Yum! Brands, Inc., a leading operator of quick service restaurants, since 2015. He served as Chief Executive Officer of Taco Bell Division from 2011 to 2014, and as President and Chief Concept Officer of Taco Bell U.S. from 2007 to 2011 after holding other positions of increasing responsibility with the company since 1994. Mr. Creed has served as a director of Yum! since 2014, Whirlpool Corp. since 2017 and previously served as a director of International Game Technology from 2010 to 2015. Mr. Creed graduated from Queensland University of Technology. There are no arrangements or understandings between Mr. Creed and any other persons, other than the Agreement and the Engagement Agreement, pursuant to which he was appointed to the office described above and no family relationships among any of the Company’s directors or executive officers and Mr. Creed. Mr. Creed does not have any direct or indirect interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Each of the New Directors (other than Mr. Zillmer and Mr. Hilal) entered into an engagement and indemnity agreement (each, an “Engagement Agreement”) with Mantle Ridge pursuant to which Mantle Ridge agreed to pay each of the New Directors (other than Mr. Zillmer and Mr. Hilal) certain amounts, and reimburse them for expenses incurred, in connection with their time and efforts relating to potentially joining the Board. The Engagement Agreements do not provide for any agreements or obligations among Mantle Ridge or any New Director with respect to any period following their joining the Board.

In connection with the appointment of the New Directors to the Board, the New Directors (other than Mr. Zillmer) became (or will become, in the case of Mr. Creed) eligible to participate in the Company’s director compensation policies and programs as adopted by the Board from time to time. The Company’s current non-employee director compensation program is described in the Company’s Definitive Proxy Statement for its 2019 annual meeting of stockholders, filed with the U.S. Securities and Exchange Commission on December 21, 2018. In addition, each of the New Directors will enter into an indemnification agreement with the Company consistent with the form of the existing indemnification agreement entered into between the Company and its directors.

Changes in Composition of Board Committees

In connection with the appointment of the New Directors, and the resignation of the Resigning Directors, the Board approved appointments on the committees of the Board for each of the remaining directors as follows: (ii) Mr. Darden was appointed as a member of the Audit Committee and the Finance Committee, (ii) Mr. Dreiling was appointed as a member of the Compensation Committee and the Nominating Committee, (iii) Ms. Esteves was appointed Chair of the Finance Committee and a member of the Audit Committee, (iv) Mr. Heinrich was appointed as Chair of the Audit Committee and a member of the Finance Committee and (v) Mr. Sadove was appointed as a member of the Compensation Committee and the Nominating Committee.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 6, 2019, the Board approved amendments to the Bylaws (as amended, the “Amended Bylaws”), effective immediately, to (i) create the role of the Vice Chairman of the Board and (ii) limit the size of the Board at eleven directors until the end of the Company’s fiscal year ending September 30, 2022.

The above summary does not purport to be complete and is qualified in its entirety by reference to the Amended Bylaws, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01.	Other Events.

On October 7, 2019, the Company issued a press release announcing the execution of the Agreement described in Item 1.01 and the appointment of Mr. Zillmer as Chief Executive Officer of the Company and a member of the Board. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits. The following Exhibits are filed as part of this report:

Exhibit No.	Description

3.1	Amended and Restated By-laws of Aramark, dated October 6, 2019.

10.1	Stewardship Framework Agreement by and between Aramark and MR BridgeStone Advisor LLC, on behalf of itself and its affiliated funds, dated October 6, 2019.

10.2	Offer Letter by and between Aramark and Mr. John J. Zillmer, dated October 6, 2019.

10.3	Agreement Relating to Employment and Post-Employment Competition by and between Aramark and Mr. John J. Zillmer, dated October 6, 2019.

99.1	Press Release, issued October 7, 2019.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aramark

Date: October 7, 2019	By:	/s/ STEPHEN P. BRAMLAGE, JR.
	Name:	STEPHEN P. BRAMLAGE, JR.
	Title:	Executive Vice President and Chief Financial Officer